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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION


                                       OF


                           INSIGNIA/ESG HOLDINGS, INC.


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                  FIRST. The name of the Corporation is "Insignia/ESG Holdings,
Inc."

                  SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH.  Authorized Shares:

                  1. The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000, of which 80,000,000 shares shall be designated "Common Stock,"

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         and shall have a par value of $.01 per share and 20,000,000 shares shall be designated "Preferred Stock," and shall have a par value of $.01 per share.

                  2. The Board of Directors is authorized to provide for the issuance of Preferred Stock from time to time in one or more series with such distinctive voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each such series as the Board of Directors shall establish. The authority of the Board of Directors with respect to each such series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  (a) the number of shares constituting such series and the distinctive designation of such series;

                  (b) the extent, if any, to which the shares of such series shall have voting rights;

                  (c) whether dividends, if any, with respect to such series shall be cumulative or noncumulative, the dividend rate or method of determining the dividend rate of such series, and the dates and preferences of dividends on such series;

                  (d) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of the Corporation's assets;

                  (e) whether the shares of such series shall have conversion privileges and, if so, the terms and conditions of such conversion privileges, including a

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                           provision, if any, for adjustment of the conversion
                           rate and for payment of additional amounts by holders of Preferred Stock of such series upon exercise of such conversion privileges;

                  (f) whether or not the shares of such series shall be redeemable, and, if so, the price at and the terms and conditions upon which such shares shall be redeemable, and whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund; and

                  (g) any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in each case as shall be determined from time to time by the Board of Directors and as shall be stated in a resolution or resolutions thereof providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

                  Except as may be provided by the Board of Directors in a Preferred Stock Designation or as required by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of

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         Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock.

                  3. Except as otherwise provided herein, as required by law or in any resolution of the Board of Directors (or a duly authorized committee thereof) creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

                  FIFTH. The name and mailing address of the incorporator is Jeffrey P. Cohen, Insignia Financial Group, Inc., 375 Park Avenue, Suite 3401, New York, New York 10152. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation.

                  SIXTH. Board of Directors:

                  1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders. In taking action, including without limitation action which may involve or relate to a change or potential change in the control of the Corporation, a director shall be entitled to consider, without limitation, (1) both the long-term and the short-term interests of the Corporation and its stockholders and
         (2) the effects that the

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         Corporation's actions may have in the long-term and in the short-term upon any of the following:

                  (a) the prospects for potential growth, development, productivity and profitability of the Corporation;

                  (b)      the Corporation's current employees;

                  (c) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

                  (d)      the Corporation's customers and creditors; and

                  (e) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

                  Nothing in this paragraph shall create any duties owed by any director to any person or entity to consider or afford any particular weight to any of the foregoing.

                  For purposes of this paragraph, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the corporation, whether through the ownership of voting stock, by contract or otherwise.

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                  2. Number of Directors. The number of directors of the
         Corporation shall be fixed from time to time by action of not less than a majority of the members of the Board of Directors then in office, even if less than a quorum, but in no event shall be less than three. The number of directors constituting the initial Bboard of Directors is six, and the persons who are to serve as director until the applicable annual meeting of stockholders or until their respective successors are elected and qualified are Andrew L. Farkas, Stephen B. Siegel, Robin L. Farkas, Robert J. Denison, Andrew J.M. Huntley and Robert G. Koen. The mailing address of each is: c/o Insignia/ESG Holdings, Inc., 200 Park Avenue, New York, New York 10166.

                  3. Classes of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. The initial directors of each class are as follows:

                    Name                          Class
                    ----                          -----
                    Andrew L. Farkas              Class III
                    Stephen B. Siegel             Class III
                    Robin L. Farkas               Class II
                    Robert J. Denison             Class II
                    Andrew J.M. Huntley           Class I
                    Robert G. Koen                Class I

                  The directors of Class I shall hold office for a term expiring at the first annual meeting of the stockholders following the adoption of this Certificate of Incorporation. The directors of Class II shall hold office for a term expiring at the second annual meeting

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         of the stockholders following the adoption of this Certificate of
         Incorporation. The directors of Class III shall hold office for a term expiring at the third annual meeting of the stockholders following the adoption of this Certificate of Incorporation.

                  Commencing with the first annual meeting of stockholders following the adoption of this Certificate of Incorporation, and at each subsequent annual meeting of stockholders, directors for each class whose term shall then expire shall be elected to hold office for a three year term. In the case of increase in the number of directors, the number of directors in each class shall be as nearly equal as possible. As to any directors added by increase in the number of directors prior to the first annual meeting of stockholders following the adoption of this Certificate of Incorporation, the class of such directors shall be designated by the then-current Board of Directors.

                  4. Vacancies in Board of Directors. Newly created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, disqualification or removal may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director; and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires and until such director's successor shall have been duly elected and qualified.

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                  SEVENTH. The By-laws of the Corporation may be adopted,
amended or repealed by the Board of Directors or by the affirmative vote of not less than eighty percent (80%) of the aggregate voting power of the outstanding stock of the Corporation, except as and to the extent provided in this Certificate of Incorporation or in the By-laws.


                  EIGHTH. The Corporation shall not enter into any Transaction (as hereinafter defined) with or benefitting any Interested Stockholder (as hereinafter defined) unless (a) the Transaction has been approved by the affirmative vote of not less than eighty percent (80%) of the aggregate voting power of the outstanding stock of the Corporation or (b) the Continuing Directors (as hereinafter defined) by a two-thirds vote thereof have expressly approved the Transaction. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, the rules of any national securities exchange or otherwise.
For these purposes:

                           The term "Continuing Director" shall mean a director who is not affiliated with an Interested Stockholder and either (i) was a member of the Board of Directors of the Corporation immediately prior to the time that such Interested Stockholder became an Interested Stockholder or (ii) was elected by or recommended for election by a majority of the then Continuing Directors in office at the time such director was elected or nominated for election.


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                           The term "Interested Stockholder" shall mean any
         person or group (other than (i) a trustee of an employee benefit plan of the Corporation, (ii) a trustee of an employee benefit plan of an affiliate of the Corporation, and (iii) Andrew L. Farkas and his affiliates) that is the beneficial owner of more than ten percent (10%) of the voting power of the Corporation (those of the foregoing terms which are defined in the rules under Section 13 of the Exchange Act shall have the same meanings as set forth in such rules).

                           When used in reference to the Corporation and any Interested Stockholder, the term "Transaction" shall mean:

                           (i) any merger or consolidation of the Corporation or
                  any direct or indirect majority-owned subsidiary of the Corporation (A) with such Interested Stockholder or (B) with any other corporation if the merger or consolidation is caused by such Interested Stockholder;

                           (ii) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with such Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation, which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate

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                  market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

                           (iii) any transaction involving the Corporation or
                  any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by such Interested Stockholder, except (A) as a result of immaterial changes due to fractional share adjustments, (B) as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by such Interested Stockholder or (C) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that such Interested Stockholder became such; or

                           (iv) any receipt by the Interested Stockholder of the
                  benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraph (iii) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

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                  NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that this Article NINTH and Article SIXTH, Article SEVENTH, Article TENTH, Article ELEVENTH, Article TWELFTH, Article THIRTEENTH Article FOURTEENTH, and Article FIFTEENTH may be amended, altered or repealed, and any provision inconsistent therewith may be adopted, only by the affirmative vote of not less than eighty percent (80%) of the aggregate voting power of the outstanding stock of the Corporation.

                  TENTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, member or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which arose prior to the adoption of this Article TENTH. Such right of indemnification shall continue as to a person

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who has ceased to be a director, officer, incorporator, employee, partner, trustee, member or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article TENTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise. Notwithstanding the foregoing, the Corporation shall be required to indemnify a person in connection with the proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

                  ELEVENTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision does not eliminate the liability of any director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or
(iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan or expense of any nature (including without limitation counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article ELEVENTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article ELEVENTH and neither the amendment or repeal of this Article ELEVENTH nor the

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adoption of any provision of this Certificate of Incorporation inconsistent with this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon or in connection with any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision. The provisions of this Article ELEVENTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  TWELFTH. At the annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation in accordance with the procedures set forth in the By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures set forth in this Certificate of Incorporation or in the By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this Article TWELFTH shall be interpreted or construed to require the inclusion of information about any stockholder proposal in any proxy statement distributed by, at the direction of or on behalf of the Board of Directors.

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                  THIRTEENTH. Special meetings of stockholders may be called only by such persons, and in accordance with such procedures, as set forth in the By-laws. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the special meeting of stockholders by such persons, and in accordance with such procedures, as set forth in the By-laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures set forth in this Certificate of Incorporation or in the By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  FOURTEENTH. No action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, prior notice and a vote. No action by written consent of the stockholders shall be permitted or effective.

                  FIFTEENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be

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summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, such compromise or arrangement or such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, as the case may be, of the Corporation and also on the Corporation.

                  IN WITNESS WHEREOF, I have made, signed and sealed this Certificate of Incorporation on the 6th day of May, 1998.


                                                  /s/ Jeffrey P. Cohen
                                                  ------------------------------
                                                  Jeffrey P. Cohen, Incorporator

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